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                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Stagecoach Funds, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "How to Read the Financial Highlights" and "Financial Highlights" in the Prospectuses and "Independent Auditors" in the Statements of Additional Information.






San Francisco, California
July 30, 1998